Exhibit 10.1

Form of Support Agreement

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of July [●], 2025, by and among Project Hospitality Parent, LLC, a Delaware limited liability company (“Parent”), and the stockholders of Olo Inc., a Delaware corporation (the “Company”), listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”), and the Company.

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Project Hospitality Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger;

WHEREAS, as of the date hereof, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), which meaning will apply for all purposes of this Agreement; provided, that all options, warrants, restricted stock units and other convertible securities are included even if not exercisable within sixty (60) days of the date hereof) of the number of shares of Class A common stock, par value $0.001 per share, of the Company (the “Class A Common Stock”) and/or Class B common stock, par value $0.001 per share, of the Company (the “Class B Common Stock”, together with Class A Common Stock, the “Company Stock”) as set forth next to such Stockholder’s name on Schedule A hereto, with such shares being all of the shares of Company Stock owned of record or beneficially by such Stockholder as of the date hereof (with respect to such Stockholder, the “Owned Shares”, and the Owned Shares (i) together with any additional shares of Company Stock that such Stockholder may acquire record and/or beneficial ownership of after the date hereof (including, for the avoidance of doubt, any shares of Company Stock acquired as a result of the vesting, settlement or exercise of any Company Equity Awards), but (ii) excluding any (x) Owned Shares or (y) additional shares of Company Stock that such Stockholder may acquire record and/or beneficial ownership of after the date hereof, in each of the foregoing clauses (x) and (y), that are Transferred following the time that the Stockholder Approval has been obtained, such Stockholder’s “Covered Shares”);

WHEREAS, the Company Board, has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and (iii) resolved to recommend that the stockholders of the Company adopt the Merger Agreement and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholder Meeting;

WHEREAS, it is the express purpose and intent of the parties that this Agreement constitutes an exception to a Transfer (as defined in Article IV of the restated certificate of incorporation of the Company (the “Charter”)) pursuant to clause (r)(iv) of such definition; and

WHEREAS, as an inducement and condition for Parent and Merger Sub to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.          Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

“Expiration Time” shall mean the earliest to occur of (a) the time that the Stockholder Approval has been obtained, (b) Effective Time or (c) such date and time as the Merger Agreement shall be validly terminated pursuant to Article 8 thereof, provided, that in the event of a termination of this Agreement pursuant to the foregoing clause (a), Section 3 shall survive such termination through the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement is terminated in accordance with its terms without the Merger having occurred, and (c) such date and time as this Agreement is validly terminated pursuant to Section 10.19.

“Lien” means any lien, encumbrance, hypothecation, adverse claim, charge, mortgage, security interest, pledge or option, proxy, right of first refusal or first offer, preemptive right, deed of trust, servitude, voting trust, transfer restriction or any other similar restriction.

“Permitted Lien” means (i) any Lien arising under this Agreement, (ii) any applicable restrictions on transfer under the Securities Act of 1933 and/or set forth in the Company’s Organizational Documents and (iii) with respect to Company Stock Options, Company RSUs or Company PSUs, any Lien created by the terms of any applicable Company Stock Plan or award agreement thereunder.

“Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, dividend, disposition, loan or other transfer (whether voluntary or involuntary and including by merger, by testamentary disposition, by gift, by operation of Applicable Law or otherwise), or entry into any option or other Contract, swap, arrangement, agreement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, dividend, disposition, loan or other transfer (whether voluntary or involuntary and including by merger, by testamentary disposition, by gift, by operation of Applicable Law or otherwise), of any Covered Shares or any interest (including legal or beneficial) in any Covered Shares (in each case other than this Agreement), (b) the deposit of any Covered Shares into a voting trust, the entry into a voting agreement, arrangement, understanding or commitment (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares, (c) the creation of any Lien, or the entry into any Contract, swap, arrangement, agreement or understanding creating any Lien, with respect to any Covered Shares (other than Permitted Liens), (d) the entry into any derivative or hedging arrangement with respect to any Covered Shares or any interest therein, (e) with respect to Covered Shares that are shares of Class B Common Stock, any other action that would constitute a Transfer as defined in Article IV of the Charter or (f) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c), (d) or (e) above; provided, that [(i)] Liens on Covered Shares in favor of a bank or broker-dealer, in each case holding custody of Covered Shares in the ordinary course of business, shall not be considered a Transfer hereunder, provided that any transfer as a result of the exercise of remedies under such liens shall be deemed to be a Transfer [and (ii) Stockholders shall be permitted to convert Class B Common Stock to Class A Common Stock to the extent necessary to comply with obligations to maintain voting power that is less than 49.50%.]

2.          Agreement to Not Transfer the Covered Shares. Until the Expiration Time, each Stockholder agrees not to and to cause each of its Affiliates not to Transfer or cause or permit the Transfer of any of such Stockholder’s Covered Shares (except as provided in this Section 2), other than with the prior written consent of Parent; provided, however, that any Stockholder may, (a) with respect to Covered Shares that are shares of Class B Common Stock, Transfer any such Covered Shares to any Permitted Transferee (as defined in Section 1(n), Article IV of the Charter) of Stockholder, and (b) with respect to Covered Shares that are shares of Class A Common Stock, Transfer any such Covered Shares (i) by will or by operation of law or other Transfers for estate planning purposes, (ii) underlying such Stockholder’s Company Stock Options, Company RSUs and/or Company PSUs for the net settlement of such Company Options, Company RSUs and/or Company PSUs in order to satisfy any tax withholding obligation or to pay the exercise price of such Company Stock Options, (iii) to any stockholder, member or partner of any Stockholder which is an entity and under common control with such Stockholder, and (iv) to any Affiliate of Stockholder under common control with such Stockholder, in each case of clauses (a) and (b), only if such transferee of such Covered Shares evidences in writing such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void and of no effect whatsoever. If any involuntary transfer of any of such Stockholder’s Covered Shares shall occur (including a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, (x) each Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of such Covered Shares), subject to the provisions hereof, and (y) the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Shared or any certificate or uncertificated interest representing any such Stockholder’s Covered Shared, except as permitted by, and in accordance with, this Section 2.

3.          Agreement to Vote the Covered Shares.

3.1         Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), each Stockholder (whether voting as a single class, separately or otherwise) shall vote (including via proxy or written consent) all of such Stockholder’s Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including via proxy or written consent) all of such Stockholder’s Covered Shares) (the following clauses (a) through (c), the “Covered Proposals”):

(a)       in favor of the approval and adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement;

(b)          in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the approval and adoption of the Merger Agreement on the date on which such meeting is held; and

(c)       against (i) any action, proposal, transaction or agreement that would reasonably be expected to result in any condition set forth in Article VII of the Merger Agreement not being satisfied prior to the termination of the Merger Agreement and (ii) any Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere or materially and adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

3.2        Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), each Stockholder shall appear at such meeting or otherwise cause each Covered Share to be counted for the purposes of a quorum and shall be represented in person or by proxy at such meeting (or cause the holder(s) of record on any applicable record date to be represented in person or by such proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

3.3       Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Time a Governmental Authority enters an order restraining, enjoining or otherwise prohibiting the Stockholders from taking any action pursuant to Section 3.1 or Section 3.2, then the obligations of each Stockholder set forth in Section 3.1 or Section 3.2 shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits such Stockholder from taking any such action.

4.          Waiver of Appraisal Rights and Certain Other Actions. Each Stockholder hereby irrevocably waives and agrees not to exercise any and all appraisal rights under Section 262 of the DGCL with respect to all of such Stockholder’s Covered Shares owned (beneficially or of record) by such Stockholder. In addition, each Stockholder hereby agrees not to commence or participate in (x) any class action with respect to Parent, Merger Sub, the Company or any of their respective Subsidiaries or successors, or (y) any legal action, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Subsidiaries or successors, in each case: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under Applicable Law, alleging a breach of any duty of the Company Board, Parent or Merger Sub in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

5.          New Shares.  Each Stockholder agrees that any shares of Company Stock that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership (including (a) any shares of Company Stock that such Stockholder acquires pursuant to the vesting, exercise or settlement of any Company Equity Awards or (b) pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) after the date hereof and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Time, shall automatically become, and shall be deemed to be, Covered Shares and will thereafter be subject to the terms and conditions of this Agreement to the same extent as if they comprised Covered Shares on the date hereof.

6.          Fiduciary Duties. Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Stockholder’s Covered Shares. Without limiting the terms of the Merger Agreement in any respect, nothing in this Agreement shall in any way attempt to limit or affect any actions taken by any of the Stockholder’s or its Affiliates’ designee(s) or beneficial owner(s) serving on the Company Board (solely to the extent in any such director’s capacity as such) or, solely to the extent in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, from complying with his or her fiduciary obligations solely to the extent acting in such designee’s or beneficial owner’s capacity as a director, officer or employee of the Company. Without limiting the terms of the Merger Agreement in any respect, no action taken (or omitted to be taken) solely to the extent in any such capacity as a director, officer or employee of the Company or any of its Affiliates shall be deemed to constitute a breach of this Agreement.

7.          Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to Parent that:

7.1       Due Authority. The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. If an entity, the Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable. The execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and, assuming the accuracy of the representations and warranties set forth in Section 8.2(b), no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Applicable Laws affecting or relating to creditors’ rights generally and equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

7.2        Ownership of the Covered Shares. (a) The Stockholder is as of the date hereof, and with respect to any of such Stockholder’s Covered Shares acquired after the date hereof, will be as of the date of such acquisition, the beneficial or record owner of such Stockholder’s Covered Shares, all of which are free and clear of any Liens, other than Permitted Liens, and (b) subject only to community property laws, if applicable, the Stockholder has sole voting power over all of such Stockholder’s Covered Shares and no person (other than the Stockholder and any person under common control with the Stockholder) has a right to acquire any of the Covered Shares held by the Stockholder. The Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the date hereof, the Stockholder does not own, beneficially or of record, any shares of Company Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Stock or other voting shares of the Company) other than the Owned Shares set forth on Schedule A.

7.3          No Conflict; Consents.

(a)         The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement does not and will not: (i) violate any Applicable Laws applicable to the Stockholder or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the Covered Shares owned, beneficially or of record, by such Stockholder pursuant to any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject or (iii) if an entity, violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of such Stockholder, in each case of clauses (ii) through (iii), except for such violations, breaches or defaults as would not delay or impair in any respect the ability of the Stockholder to perform its obligations under this Agreement.

(b)        No consent, approval, order or authorization of, or registration, declaration or, any competition, antitrust and investment laws or regulations of any jurisdiction or by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

7.4          Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder that would reasonably be expected to prevent, materially delay or materially impair the ability of the Stockholder to perform its obligations under this Agreement.

8.          Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:

8.1          Due Authority. Parent has the full limited liability company power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and assuming the accuracy of the representations and warranties set forth in Section 7.3(b), no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Applicable Laws affecting creditors’ rights and remedies generally.

8.2          No Conflict; Consents.

(a)          The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement does not and will not: (i) violate any Applicable Laws applicable to Parent, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract or obligation to which Parent is a party or by which Parent is subject, or (iii) violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of Parent, in the case of each of clauses (ii) through (iii), except for such violations, breaches or defaults as would not prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

(b)          No consent, approval, order or authorization of, or registration, declaration or, except as required under the HSR Act, any competition, antitrust and investment laws or regulations of any jurisdiction or by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

8.3       Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

9.        No Solicitation. Subject in all cases to Section 6, each Stockholder agrees that it will not take any action that the Company, its Subsidiaries or their respective Representatives are prohibited from taking pursuant to Section 6.02 of the Merger Agreement.

10.         Miscellaneous.

10.1     No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct, indirect or beneficial ownership or incidence of ownership of or with respect to the Covered Shares. Without limiting this Agreement in any manner, rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as expressly provided herein. Parent and each Stockholder acknowledge and agree that this Agreement constitutes, for the purposes of Article IV of the Charter, a voting agreement to which the Company is a party.

10.2       Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

10.3       Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

10.4       Expenses. Except as otherwise provided, all costs and expenses incurred in connection with this Agreement shall be paid by the party hereto incurring such cost or expense.

10.5     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (provided no transmission error occurs) or sent by a nationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 10.5):

(i)          if to the Stockholders, to:

[Stockholder]
[Address]
[City, State ZIP]

Attention:	[●]
[●]

[●]
Email:	[●]

with a copy (which shall not constitute notice) to:

[Name]
[Address]
[City, State ZIP]

Attention:	[●]
[●]

[●]
Email:	[●]

(ii)          if to Parent, to:

Project Hospitality Parent, LLC
c/o Thoma Bravo, L.P.
830 Brickell Plaza, Suite 5100
Miami, FL 33131

Attention:	Hudson Smith
Peter Hernandez

Email:	[***]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, Illinois 60654

Attention:	Corey D. Fox, P.C
Bradley C. Reed, P.C.
Jeremy A. Mandell

Email:	cfox@kirkland.com breed@kirkland.com jeremy.mandell@kirkland.com

(iii)          if to Company, to:

Olo Inc.
285 Fulton Street
One World Trade Center, 82nd Floor
New York, NY 10007

Attention:	Noah H. Glass
Robert Morvillo

Email:	[***]

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue

Boston, Massachusetts 02210

Attention:	John J. Egan III
Joshua M. Zachariah
Tevia K. Pollard

Email:	jegan@goodwinlaw.com; jzachariah@goodwinlaw.com; tpollard@goodwinlaw.com

10.6        Enforcement; Exclusive Jurisdiction.

(a)         The rights and remedies of the parties hereto shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Parent hereby agrees that specific performance or injunctive relief pursuant to this Section 9.7(a) shall be its sole and exclusive remedy with respect to breaches or threatened breaches by any Stockholder in connection with this Agreement, and neither Parent nor any of its Affiliates may pursue or accept any other form of relief (including monetary damages or reimbursement, whether in law or equity) that may be available for breach of this Agreement.

(b)          In addition, each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 10.5 or in such other manner as may be permitted by Applicable Law, and nothing in this Section 10.6 will affect the right of any party hereto to serve legal process in any other manner permitted by Applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Proceeding arising in connection with this Agreement or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Proceeding in the Chosen Courts or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it shall not bring any Proceeding relating to this Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, the Company and the Stockholders agrees that a final judgment in any Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

10.7       Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY HERETO MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.

10.8        Documentation and Information.

(a)         Each Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that Parent or the Company reasonably determines is required to be disclosed by Applicable Law, in the Proxy Statement and any other disclosure document required by Applicable Law in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Each Stockholder acknowledges that Parent, Merger Sub and the Company, in Parent’s or the Company’s sole discretion, as applicable, may file this Agreement or a form hereof with the U.S. Securities and Exchange Commission (the “SEC”) or any other Governmental Authority. Such Stockholder agrees to promptly give Parent and the Company any information they may reasonably request for the preparation of any such disclosure documents.

(b)          If applicable and to the extent required under Applicable Law, such Stockholder shall promptly and in accordance with Applicable Law amend their Schedule 13D or Schedule 13G filed with the SEC to disclose this Agreement.

10.9      Further Assurances. Each Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

10.10     Entire Agreement. This Agreement, including the Exhibits and Schedules annexed hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

10.11    Reliance. Each Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

10.12      Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. The parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

10.13     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Applicable Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void; provided, that the foregoing shall not limit the obligations under this Agreement of any transferee of the Covered Shares permitted by Section 2 (any such transferee shall be bound by this Agreement as set forth herein). This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

10.14     Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.  Without limiting the foregoing, if any term or other provision of this Agreement would cause an automatic conversion of any of the Covered Shares from Class B Common Stock to Class A Common Stock pursuant to Article IV, Section 7(a) of the Charter, such term or provision shall be severed from this Agreement, null and void ab initio and of no effect whatsoever, with the express purpose and intent that no such conversion shall be deemed to have occurred by virtue of the execution, delivery or performance of this Agreement.

10.15     Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

10.16     Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Parent, the Company or any Stockholder in the negotiation, administration, performance and enforcement hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Applicable Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Applicable Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

10.17     Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 10.17 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

10.18     Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the earliest to occur of (a) the Expiration Time, (b) an Adverse Recommendation Change in accordance with Section 6.03(a) of the Merger Agreement or (c) with respect to any Stockholder, the election of such Stockholder in its sole discretion to terminate this Agreement following any amendment of any term or provision of the original unamended Merger Agreement dated as of the date hereof which reduces the amount or changes the form or type of Merger Consideration, or imposes any conditions, requirements or restrictions on, a Stockholder’s right to receive the consideration payable to such Stockholder pursuant to Section 2.03 of the Merger Agreement; provided that the provisions of this Section 10 (except for Section 10.8(b)) shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination; provided, however, that in no event shall any Stockholder have any liability for any monetary damages resulting from a breach of this Agreement other than in connection with a willful breach of this Agreement by such Stockholder.

10.19    Other Agreements. Each Stockholder further agrees that, from and after the date hereof until the earlier to occur of the Effective Time and the Expiration Time, such Stockholder will not, and will not permit any entity under such Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (b) initiate a stockholders’ vote with respect to an Acquisition Proposal, or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal.

10.20     Termination of Investors’ Rights Agreement.  In connection with the transactions contemplated by the Merger Agreement, including the Merger, each Stockholder acknowledges and agrees to, and hereby provides any consents or approvals necessary or desirable in order to effectuate, the termination of that certain Amended and Restated Investors’ Rights Agreement, dated as of April 28, 2020, by and among the Company and each of the other parties thereto (including, for the avoidance of doubt, any provisions thereof that purport to survive termination), effective immediately prior to or at, and contingent upon the occurrence of, the Effective Time (as mutually determined by the Company and Parent), without any liability or ongoing obligations of the Company or any of its Subsidiaries thereunder.

10.21    No Agreement Until Executed. Irrespective of negotiations among the parties hereto or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Charter and bylaws of the Company, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PROJECT HOSPITALITY PARENT, LLC

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

[STOCKHOLDERS]

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

OLO INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

Schedule A

Stockholder	Class A Common Stock	Class B Common Stock	Company Stock Options / Company RSUs / Company PSUs